Exhibit 10.41

                        AMENDMENT TO CONSULTANT AGREEMENT


EFFECTIVE DATE:            December 30, 1997

PARTIES:

         Sparta Foods, Inc.
         1565 First Avenue NW
         New Brighton, MN 55112
         Fax Number: (612) 697-0600                                  ("Sparta")

         Catalina Specialty Foods, Inc.
         2550 Kasota Avenue
         St. Paul, MN 55108
         Fax Number: (612) 647-6855                              ("Consultant")

RECITALS:

     A. Sparta and Consultant are parties to that certain Consultant Agreement dated January 1, 1996 (the "Agreement") as previously amended.

     B. The parties desire to extend the term of the Agreement pursuant to the terms and provisions contained herein.

AGREEMENT:

     In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Extension of term. The parties hereby agree that the Agreement shall be renewed for an additional one (1) year term to expire at the end of business on December 31, 1998, unless terminated earlier pursuant to the terms of Section 10 of the Agreement.

     2. Compensation. Section 4 of the Agreement is hereby amended in its entirety to read as follows:

     Sparta shall pay Consultant a base consulting fee of Eighty Thousand Dollars ($80,000) for the calendar year January 1, through December 31, 1998. Such amount shall be paid every two weeks during calendar year 1998 (in the amount of $3,076.92), payable in arrears on the same date as Sparta pays its employee payroll obligations. Any amount not paid when due shall be subject to a late payment fee computed daily at a rate equal to eighteen percent (18%) per annum or the highest rate permitted under applicable usury law.
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     Consultant shall be eligible for a bonus if the bonus criteria set forth on
     Exhibit B attached hereto is met (the "Bonus").

     3. Exhibit B. Exhibit B is hereby revised in its entirety and revised Exhibit B attached hereto shall supersede and take the place of Exhibit B to the Agreement.

     4. Continuing Effect of Agreement. The Agreement shall continue in full force and effect, without amendment, through December 31, 1997. For calendar year 1998, the Agreement shall continue in full force and effect except as expressly amended in this Amendment. All provisions contained in Section 12 and
Section 13 of the Agreement shall apply to this Amendment.

     The parties hereto have caused this Amendment to be executed by their duly authorized representative to be effective as of the day and year first above written.


                        CATALINA SPECIALTY FOODS, INC.
                                               ("Consultant")


                        By  /s/ Mary Catherine Gooch
                            Mary Catherine Gooch, President


                        SPARTA FOODS, INC.
                                               ("Sparta")


                        By  /s/ Joel P. Bachul
                            Joel P. Bachul, President and CEO


     The undersigned does hereby agree to continue to be bound by the provisions of Section 2(j), Section 6 and Section 11(c) as it applies to Section 6 of the Agreement as amended herein.


                             /s/ Mary Catherine Gooch
                             MARY CATHERINE GOOCH